As filed with the U.S. Securities and Exchange Commission on August 9, 2021

Registration No. 333-257091

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCUST WALK ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3306396
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Clarendon Street, 51st Floor,

Boston, MA 02116

Telephone: (415) 697-0763

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Ehrlich

Chief Executive Officer

Locust Walk Acquisition Corp.

200 Clarendon Street, 51st Floor,

Boston, MA 02116

(415) 697-0763

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cheston J. Larson Matthew T. Bush Ryan J. Maierson Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 Telephone: (858) 523-5400	William C. Hicks, Esq. Marc D. Mantell, Esq. Scott M. Stanton, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 Telephone: (617) 542-6000	Stephen Worland eFFECTOR Therapeutics, Inc. 11120 Roselle Street, Suite A San Diego, CA 92121 Telephone: (858) 925-8215

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Maximum Offering Price Per Security	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)(4)
Common stock, par value $0.0001 per share	7,080,253	—	$1,170,289.37	$127.68

(1)

Based on the maximum number of shares of Class A common stock, $0.0001 par value per share (“Common Stock”), of the registrant issuable upon a business combination (the “Business Combination”) involving Locust Walk Acquisition Corp. (“LWAC”) and eFFECTOR Therapeutics, Inc. (“eFFECTOR”), other than to stockholders of eFFECTOR who have voted for the approval of the Business Combination prior to the date hereof (“Excluded Shares”). This number is based on the 34,000,000 shares of Common Stock issuable as consideration in connection with the Business Combination to holders of common stock of eFFECTOR and securities convertible into common stock, less the Excluded Shares, plus the maximum additional 5,000,000 earn-out shares of Common Stock that may be paid in certain circumstances in accordance with the terms of the Merger Agreement (as defined herein). In connection with the Business Combination, the Class A common stock, $0.0001 par value per share of the registrant will be reclassified as Common Stock. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. eFFECTOR is a private company, and no market exists for its securities, and eFFECTOR has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the eFFECTOR securities expected to be exchanged in the Business Combination, including eFFECTOR securities issuable upon the exercise of options. This calculation results in an offering price per share of less than $0.01, therefore, the value of each share of common stock of eFFECTOR has been rounded up to $0.01 for purposes of calculating the filing fee.

(3)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0001091.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-4 (Registration No. 333-257091), initially filed on June 14, 2021 and amended by Amendment No. 1 thereto on July 19, 2021 and by Amendment No. 2 thereto on August 5, 2021 (this “Registration Statement”) is being filed solely to add Exhibit 5.1 and Exhibit 99.6 to the Registration Statement. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 21. Exhibits and Financial Statements Schedules

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits		Filing Date

2.1#	Agreement and Plan of Merger dated as of May 26, 2021, by and among Locust Walk Acquisition Corp., Locust Walk Merger Sub, Inc. and eFFECTOR Therapeutics, Inc. (included as Annex A to this proxy statement/prospectus).

3.1	Amended and Restated Certificate of Incorporation of Locust Walk Acquisition Corp., filed with the Secretary of State of the State of Delaware on January 8, 2021.	8-K	001-39866	3.1		1/13/2021

3.2	Bylaws of Locust Walk Acquisition Corp.	S-1	333-251496	3.2	(a)	12/18/2020

3.3	Amended and Restated Certificate of Incorporation of eFFECTOR Therapeutics, Inc. (included as Annex B to this proxy statement/prospectus).

3.4	Amended and Restated Bylaws of eFFECTOR Therapeutics, Inc. (included as Annex C to this proxy statement/prospectus).

4.1*	Specimen Class A common stock certificate.

4.2	Warrant Agreement, dated January 7, 2021, by and between Continental Stock Transfer & Trust Company and Locust Walk Acquisition Corp.	8-K	001-39866	4.1		1/13/2021

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the validity of the securities.

10.1	Letter Agreement, dated January 7, 2021, by and among Locust Walk Acquisition Corp. and certain security holders, officers and directors of Locust Walk Acquisition Corp.	8-K	001-39866	10.1		1/13/2021

10.2	Investment Management Trust Agreement, dated January 7, 2021, by and between Continental Stock Transfer & Trust Company and Locust Walk Acquisition Corp.	8-K	001-39866	10.2		1/13/2021

10.3.1	Registration Rights Agreement, dated January 7, 2021, by and among Locust Walk Acquisition Corp. and certain stockholders.	8-K	001-39866	10.3		1/13/2021

10.3.2	Form of Amended and Restated Registration Rights Agreement, to be entered into by and among eFFECTOR, Locust Walk Acquisition Corp., Locust Walk Sponsor, LLC and certain stockholders	8-K	001-39866	10.4		5/27/21

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date

10.4	Unit Subscription Agreement, dated January 7, 2021, by and between Locust Walk Acquisition Corp. and Locust Walk Sponsor, LLC.	8-K	001-39866	10.4	1/13/2021

10.5	Administrative Services Agreement, dated January 7, 2021, by and between Locust Walk Acquisition Corp. and Locust Walk Sponsor, LLC.	8-K	001-39866	10.5	1/13/2021

10.6	Form of Indemnity Agreement of Locust Walk Acquisition Corp.	S-1	333-251496	10.5	12/18/2020

10.7	Sponsor Support Agreement, dated May 26, 2021, by and among Locust Walk Acquisition Corp. and Locust Walk Sponsor, LLC.	8-K	001-39866	10.1	5/27/21

10.8	Sponsor Lock-up Agreement dated as of May 26, 2021 by and between Locust Walk Sponsor, LLC and Locust Walk Acquisition Corp.	8-K	001-39866	10.2	5/27/21

10.9	Form of Subscription Agreement, dated May 26, 2021, by and among Locust Walk Acquisition Corp. and certain subscribers.	8-K	001-39866	10.3	5/27/21

10.10+	Form of New eFFECTOR 2021 Incentive Award Plan (included as Annex D to this proxy statement/prospectus).

10.11+	Form of New eFFECTOR 2021 Employee Stock Purchase Plan (included as Annex E to this proxy statement/prospectus).

10.12+*	Form of Indemnification Agreement.

10.13#*	Exclusive License Agreement, dated May 9, 2013, by and between eFFECTOR and the Regents of the University of California

10.14#*	Research Collaboration and License Agreement, dated December 20, 2019, by and between eFFECTOR and Pfizer Inc.

10.15*	Loan and Security Agreement, dated March 19, 2021, by and among eFFECTOR and Oxford Finance LLC and the other lenders party thereto.

10.16*	Sublease Agreement, dated August 24, 2020, by and between eFFECTOR and Cardiff Oncology, Inc.

10.17+*	eFFECTOR Therapeutics, Inc. 2013 Equity Incentive Plan, as amended, and form of option agreement thereunder

10.18+*	eFFECTOR Therapeutics, Inc. Non-Employee Director Compensation Program

10.19+*	Second Amended and Restated Employment Agreement by and between Stephen T. Worland, Ph.D. and eFFECTOR, to be effective at the Closing

Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date

10.20+*	Amended and Restated Employment Agreement by and between Alana McNulty and eFFECTOR, to be effective at the Closing

10.21+*	Amended and Restated Employment Agreement by and between Mike Byrnes and eFFECTOR, to be effective at the Closing

10.22+*	Amended and Restated Employment Agreement by and between Premal Patel and eFFECTOR, to be effective at the Closing

10.23#*	Amendment to Exclusive License Agreement, dated July 12, 2021 by and between eFFECTOR and the Regents of the University of California

23.1*	Consent of Independent Registered Public Accounting Firm of Locust Walk Acquisition Corp.	S-4/A	333-257091	23.1	7/19/2021

23.2*	Consent of Independent Registered Public Accounting Firm of eFFECTOR Therapeutics, Inc.

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to the proxy statement/prospectus).

99.1*	Consent of Brian M. Gallagher, Jr. to be named as a director.	S-4/A	333-257091	99.1	8/5/2021

99.2*	Consent of Laurence Lasky to be named as a director.	S-4/A	333-257091	99.2	8/5/2021

99.3*	Consent of Jonathan D. Root to be named as a director.	S-4/A	333-257091	99.3	8/5/2021

99.4*	Consent of John W. Smither to be named as a director.	S-4/A	333-257091	99.4	8/5/2021

99.5*	Consent of Stephen T. Worland to be named as a director.	S-4/A	333-257091	99.5	8/5/2021

99.6	Form of Preliminary Proxy Card.

101.INS	XBRL Instance Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.SCH	XBRL Taxonomy Extension Schema Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Labels Linkbase Document.

Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

+	Indicates management contract or compensatory plan or arrangement.
*	Previously filed.
#	Portions of this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv). The Registrant agrees to furnish an unredacted copy of this Exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of August, 2021.

Locust Walk Acquisition Corp.

By:	/s/ Chris Ehrlich

Name:	Chris Ehrlich
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Chris Ehrlich and Daniel Geffken as his or her true and lawful attorneys-in-fact and agents, each with full power to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-4, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Ehrlich	Chief Executive Officer (Principal Executive Officer)	August 9, 2021
Chris Ehrlich

*	Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2021
Daniel Geffken

*	Director	August 9, 2021
Brian G. Atwood

*	Director	August 9, 2021
Elizabeth P. Bhatt

*	Director	August 9, 2021
Barbara A. Kosacz

*	Director	August 9, 2021
Caroline M. Loewy

*By:	/s/ Chris Ehrlich
Chris Ehrlich
Attorney-in-fact